Exhibit 32.2

Certification of the Principal Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended quarterly report of Liberty Silver Corp. (the "Company") on Form 10-Q/A for the fiscal period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Manish Z. Kshatriya, the Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Manish Z. Kshatriya
Chief Financial Officer

Date: March 1, 2013